Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-166524) and related Prospectus of Accelrys, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 26, 2010 (except as to the effects of discontinued operations discussed in Note 9 and subsequent events disclosed in Note 15, as to which the date is May 4, 2010) with respect to the consolidated financial statements of Symyx Technologies, Inc., included in its Current Report (Form 8-K) dated May 4, 2010, and (b) dated February 26, 2010 with respect to the effectiveness of internal control over financial reporting of Symyx Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

May 17, 2010